Exhibit 10.16

CLICK COMMERCE, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.       Purpose.  Click Commerce, Inc., a Delaware corporation (the “Company”), hereby adopts the Click Commerce, Inc. Employee Stock Purchase Plan (the “Plan”).  The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase shares of common stock of the Company at a discount through voluntary automatic payroll deductions, thereby attracting, retaining, and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s shareholders.

2.       Shares Subject to Plan.  An aggregate of 300,000 shares of common stock of Click Commerce, Inc. (the “Shares”) may be sold pursuant to the Plan.  Such Shares may be authorized but unissued common stock, treasury shares, or common stock purchased by the Company in the open market.  The Committee may determine prior to each Offering Period (as defined in paragraph 8) to limit the number of Shares which may be offered with respect to that Offering Period and the manner of allocating the Shares among eligible employees.  If there is any change in the outstanding shares of common stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

3.       Administration.  The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors, none of whom shall participate in the Plan and all of whom shall qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation § 240.16b-3 or any successor regulation.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any benefits granted hereunder as it deems necessary or advisable.  All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.  No member of the Board of Directors, no member of the Committee, and no employee of the Company shall be liable for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence, or fraud, for any act or failure to act by the member or employee.

4.       Eligibility.  Regular employees of the Company, and of each qualified subsidiary of the Company which may be so designated by the Committee, shall be eligible to participate in the Plan, provided that the following employees shall not be eligible to participate in the Plan:

(a)     employees whose customary employment is 20 hours or less per week;

(b)     employees whose customary employment is for not more than 5 months per year;

(c)     employees who have been employed by the Company or a qualified subsidiary for less than six months prior to an Enrollment Date; and

(d)     employees who, as of the Enrollment Date, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary (within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the “Code”)).

For purposes of this Plan, the term “employee” means any individual in an employee-employer relationship with the Company or a qualified subsidiary of the Company, but shall exclude (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a qualified subsidiary who has entered into an independent contractor or consultant agreement with the Company or a qualified subsidiary; and (iv) any “leased employee” as defined in Section 414(n) of the Code.  The term “qualified subsidiary” means any corporation or other entity that adopts the Plan with the Company’s consent and in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly owned by the Company or by one or more subsidiaries has adopted the Plan.  Any qualified subsidiary may, be appropriate action of its board of directors, terminate its participation in the Plan.  The Committee may, in its discretion, terminate a qualified subsidiary’s participation in the Plan at any time.

5.       Participation.  An eligible employee may elect to participate in the Plan as of any “Enrollment Date.”  Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8).  Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization form to the Human Resources Department in accordance with rules established by the Committee prior to such Enrollment Date, authorizing payroll deductions in an amount not exceeding 10% of the employee gross pay for the payroll period to which the deduction applies.  A participating employee may increase or decrease payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised payroll deduction authorization form to the Human Resources Department in accordance with rules established by the Committee; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions exceeding 10% of the employee’s gross pay.  An eligible employee may not initiate, increase, or decrease payroll deductions as of any date other than an Enrollment Date except by withdrawing from the Plan as provided in paragraph 7.  A participant (i) who has elected to participate in the Plan pursuant to this paragraph 5 as of an Enrollment Date and (ii) who takes no action to change or revoke such election as of the next following Enrollment Date and/or as of any subsequent Enrollment Date shall be deemed to have made the same election, including the same payroll deduction authorization, for such next following and/or subsequent Enrollment Date(s) as was in effect immediately prior to any such Enrollment Date.  For purposes of this Plan, the term “gross pay” means the gross amount of pay an employee would receive at each regular pay period date before any deduction for required federal or state tax withholding and any other amounts which may be withheld.  Gross Pay specifically excludes any and all bonuses, commissions or any other form of compensation above and beyond an employee’s salary. All contributions to the Plan will be through payroll deductions as specified above, and no direct contributions to the Plan will be permitted.

6.       Payroll Deduction Accounts.  The Company shall establish a “Payroll Deduction Account” for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account.  No interest shall be credited to any Payroll Deduction Account.

7.       Withdrawals.  An employee may withdraw from an Offering Period at any time by completing and forwarding a written notice to the Human Resources Department in accordance with rules established by the Committee.  Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period.  Amounts credited to the Payroll Deduction Account of any employee who withdraws shall remain in the account and be used to purchase Shares in accordance with paragraph 9 hereof, subject to the limitations in paragraph 8 hereof.  An employee who withdraws from the Plan may not again be eligible to participate in the Plan until the second succeeding Enrollment Period following the date of such employee’s notice of withdrawal.

8.       Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first trading day on or after January 1 or July 1 of each year or such other date as the Committee shall determine, and continuing thereafter to the last trading day of the respective six-month period or until terminated in accordance with paragraph 17 hereof.  “Trading day” shall mean a day on which the Nasdaq National Market System is open for trading.  The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings.  The trading day or days designated by the Committee following the end of each Offering Period prior to the termination of the Plan shall constitute the purchase dates (the “Share Purchase Dates”) on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Shares determined under paragraph 9(a).  Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares:

(a)     to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

(b)     which would permit an employee’s rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time.

For purposes of subparagraph (a), the provisions of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

9.       Purchase of Shares.

(a)     Subject to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall have the right to purchase as many full Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the last day of the Offering Period immediately preceding the applicable Share Purchase Date (or such other date as the Committee shall determine) (the “Cutoff Date”).

(b)     The “Purchase Price” for Shares purchased under the Plan shall be not less than the lesser of an amount equal to 95% of the closing price of Common Shares (i) at the beginning of the Offering Period or (ii) on the Share Purchase Date.  For these purposes, the closing price shall be as reported on the NASDAQ National Market System list as reported in the Wall Street Journal.  The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Code.

(c)     On each Share Purchase Date, the amount credited to each participating employee’s Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many full Shares as may be purchased with such amount at the applicable Purchase Price.  Any amount remaining in an employee’s Payroll Deduction Account as of the relevant Share Purchase Date in excess of the amount that may properly be applied to the purchase of Shares as a result of the application of the limitations set forth in paragraph 8 hereof shall be refunded to the employee as soon as practicable.

10.     Brokerage Accounts or Plan Share Accounts.  By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee.  Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm.  Shares purchased by an employee pursuant to the Plan shall be held in the employee’s brokerage or Plan share account (“Plan Share Account”) in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee’s name jointly with a member of the employee’s family or other beneficiary, with right of survivorship.  An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may request that such Shares be held in his or her name as tenant in common with a member of the employee’s family or other beneficiary, without right of survivorship.

11.     Rights as Shareholder.  An employee shall have no rights as a shareholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date.  With respect to any Shares held in an employee’s Plan Share Account, the Company or the custodian, as the case may be, shall, in accordance with procedures adopted by the Company or the custodian, facilitate the employee’s voting rights attributable thereto.  All dividends attributable to any Shares held in an employee’s Plan Share Account shall, in accordance with separate procedures to be adopted by the Company or the custodian and subject to any rights of withdrawal specified above, be held and will be used for the purchase of Shares on any Share Purchase Date at the applicable Purchase Price hereunder.

12.     Certificates; Transfer Restrictions.  Certificates for Shares purchased under the Plan will not be issued automatically.  However, certificates for whole Shares purchased shall be issued as soon as practicable following an employee’s written request.  The Company may make a reasonable charge for the issuance of such certificates.  Fractional interests in Shares shall be carried forward in an employee’s Plan Share Account until they equal one whole Share or until the termination of the employee’s participation in the Plan, in which event an amount in cash equal to the value of such fractional interest shall be paid to the employee in cash.

13.     Termination of Employment.  If a participating employee’s employment is terminated for any reason, including death, or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee’s Payroll Deduction Account shall be distributed to the employee (or the employee’s beneficiary) as soon as practicable.  A transfer of employment among the Company and any qualified subsidiary shall not be considered a termination of employment hereunder.

14.     Rights Not Transferable.  Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee’s lifetime only by the employee.

15.     Employment Rights.  Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment or of continued employment with the Company or any subsidiary.  Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a participating employee’s employment at any time or give any right to an employee to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

16.     Application of Funds.  All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

17.     Amendments and Termination.  The Board of Directors may amend the Plan at any time, provided that no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.  The Board of Directors may suspend the Plan or discontinue the Plan at any time.  Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of full Shares then available for sale, and any remaining amounts shall be promptly refunded to the participating employees, without interest.

18.     Applicable Laws.  This Plan, and all rights granted hereunder, are intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code, and the Plan shall be construed and interpreted to accomplish this intent.  Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.  This Plan shall be governed by and construed in accordance with Delaware law.

19.     Expenses.  Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its subsidiaries.

20.     Shareholder Approval.  The Plan was adopted by the Board of Directors of the Company on April 8, 2005, subject to shareholder approval.  The Plan and any action taken hereunder shall be null and void if shareholder approval is not obtained within the 12 months prior to the date the Board of Directors adopts the Plan or at or before the annual meeting of shareholders next following the adoption of the Plan by the Board of Directors.

21.     Equal Rights and Privileges.  All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code.  Any provision of this Plan which is inconsistent with Code Section 423 shall, without further act or amendment by the Company, the Committee, or the Board of Directors of the Company, be reformed to comply with the requirements of Code Section 423.  This paragraph 21 shall take precedence over all other provisions in this Plan.